                                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 19, 2003 relating to the financial statements and financial highlights which appears in the
October 31, 2003 Annual Report to the Board of Directors and Shareholders of American Skandia Advisor Funds, Inc.
(consisting of ASAF American Century International Growth Fund, ASAF American Century Strategic Balanced Fund,
ASAF DeAM International Equity Fund, ASAF Federated High Yield Bond Fund, ASAF Gabelli Small-Cap Value Fund, ASAF
Goldman Sachs Concentrated Growth Fund, ASAF INVESCO Capital Income Fund,  ASAF Money Market Fund, ASAF PIMCO
Total Return Bond Fund, ASAF PBHG Small-Cap Growth Fund, ASAF Alliance Growth Fund, ASAF Alliance Growth and
Income Fund, ASAF William Blair International Growth Fund, ASAF Marsico Capital Growth Fund, ASAF Neuberger
Berman Mid-Cap Growth Fund, ASAF Neuberger Berman Mid-Cap Value Fund, ASAF MFS Growth with Income Fund, ASAF
Sanford Bernstein Managed Index 500 Fund, ASAF Strong International Equity Fund, ASAF DeAM Small-Cap Growth
Fund,  ASAF Alger All-Cap Growth Fund, ASAF Gabelli All-Cap Value Fund, ASAF Goldman Sachs Mid-Cap Growth Fund,
ASAF INVESCO Technology Fund, ASAF ProFund Managed OTC Fund, ASAF Alliance/Bernstein Growth + Value Fund, ASAF
INVESCO Health Sciences Fund, ASAF Sanford Bernstein Core Value Fund, ASAF T. Rowe Price Tax Managed Fund, ASAF
DeAM Large-Cap Growth Fund and ASAF DeAM Large-Cap Value Fund), which is also incorporated by reference into the
Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" in the
Prospectus and "Financial Statements" and "Independent Accountants" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA
February 27, 2004